Exhibit 10.2

POWER-ONE, INC.

STOCK UNIT AWARD AGREEMENT

THIS STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of February 18, 2008 by and between Power-One, Inc., a Delaware corporation (the “Corporation”) and Richard J. Thompson (the “Employee”).

W I T N E S S E T H

WHEREAS, the Corporation has granted to the Employee effective as of the date hereof (the “Award Date”) a credit of stock units (the “Stock Unit Award” or “Award”) upon the terms and conditions set forth herein.

WHEREAS, the Corporation intends to seek stockholder approval of an amendment to the terms of the Power-One, Inc. 2004 Stock Incentive Plan (the “Plan”) so that the Award may be settled by delivering the Employee shares of Common Stock available under the Plan; however, in the event such stockholder approval is not obtained, the Award shall be settled in cash upon the terms and conditions set forth herein.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Employee, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.     Defined Terms.   Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.     Grant.   Subject to the terms of this Agreement, the Corporation hereby grants to the Employee a Stock Unit Award with respect to an aggregate of 450,000 stock units (subject to adjustment in the same manner as provided in Section 7.1 of the Plan) (the “Stock Units”).  As used herein, the term “stock unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of the Corporation’s Common Stock (subject to adjustment in the same manner as provided in Section 7.1 of the Plan) solely for purposes of this Agreement and the Plan (to the extent the Stock Units are settled under the Plan).  The Stock Units shall be used solely as a device for the determination of the payment to eventually be made to the Employee if such Stock Units vest pursuant to Section 3.  The Stock Units shall not be treated as property or as a trust fund of any kind.

3.     Vesting.   Subject to Section 8 below, the Award shall vest and become nonforfeitable with respect to twenty-five (25%) of the total number of Stock Units (subject to adjustment in the same manner as provided under Section 7.1 of the Plan) on each of the first, second, third and fourth anniversaries of the Award Date.  The Stock Units shall also vest and become nonforfeitable pursuant to the provisions of the Employee’s Employment Agreement with the Corporation entered into on the date hereof (as it may be amended from time to time, the “Employment Agreement”), which provisions generally provide for accelerated vesting of a portion of the Stock Units upon a termination of the Employee’s employment due to death, disability, by the Corporation without Cause (as defined in the Employment Agreement), by the

Employee due to a Substantial Breach (as defined in the Employment Agreement) by the Corporation, or due to a non-renewal of the Employment Agreement by the Corporation.  The Employee is also a party to the Corporation’s Senior Executive Change in Control Agreement (the “CIC Agreement”), which provides for accelerated vesting of the Stock Units under the circumstances provided therein.

4.     Continuance of Employment.   Except for any vesting provided for in the Employment Agreement or CIC Agreement, the vesting schedule requires continued employment through each applicable vesting date as a condition to the vesting of the applicable installment of the Award and the rights and benefits under this Agreement.  Partial employment, even if substantial, during any vesting period will not entitle the Employee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 8 below or under the Plan (which provisions shall equally apply to the Employee’s Award, whether or not the Stock Units are settled under the Plan).  Service solely as a director of the Corporation or one of its Subsidiaries shall not be considered continued employment for purposes of this Agreement or the Award.

Nothing contained in this Agreement or the Plan constitutes an employment or service commitment by the Corporation, affects the Employee’s status as an employee at will who is subject to termination without cause, confers upon the Employee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or services, or affects the right of the Corporation or any Subsidiary to increase or decrease the Employee’s other compensation or benefits.  Nothing in this paragraph, however, is intended to adversely affect any independent contractual right of the Employee without his consent thereto, including Employee’s rights under the Employment Agreement and CIC Agreement.

5.     Dividend and Voting Rights.

(a)    Limitations on Rights Associated with Units.   The Employee shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to dividend equivalent rights) and no voting rights with respect to the Stock Units and any shares of Common Stock underlying or issuable in respect of such Stock Units until such shares of Common Stock are actually issued to and held of record by the Employee.  Other than as set forth in Section 5(b) below and subject to the adjustment provisions under Section 7.1 of the Plan, no adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

(b)    Dividend Equivalent Rights Distributions.   As of any date that the Corporation pays a cash dividend on its Common Stock, the Corporation shall pay Employee an amount equal to the per share cash dividend paid by the Corporation on its Common Stock on such date multiplied by the number of Stock Units remaining subject to this Award as of the related dividend payment record date.  No such payment shall be made with respect to any Stock Units which, as of such record date, have either been paid pursuant to Section 7 or terminated pursuant to Section 8.

6.     Restrictions on Transfer.   Neither the Stock Unit Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily.  The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7.     Timing and Manner of Payment of Stock Units.   Any Stock Units subject to this Award that vest per Section 3 above (including any vesting that occurs pursuant to the Employment Agreement or CIC Agreement) shall be paid on or as soon as administratively practical following, and in any event within 60 days following, each applicable vesting date, unless such Stock Units terminate prior to the given vesting date pursuant to Section 8 and in any event subject to Section 9.  If, prior to any applicable vesting date, the Corporation’s stockholders approve an amendment to the limitations on individual awards contained in Section 4.2 of the Plan such that the Corporation may issue shares of Common Stock in respect of the Stock Units (the “Plan Amendment”), vested Stock Units shall be paid by the Corporation’s delivery to the Employee of a number of shares of Common Stock equal to the number of Stock Units subject to this Award that vest on the applicable vesting date.  If the Corporation’s stockholders do not approve the Plan Amendment prior to the applicable vesting date, vested Stock Units shall be paid in cash having a value equal to the fair market value (as defined in the Plan and such value determined as of the applicable vesting date) of the number of shares of Common Stock underlying the Stock Units subject to this Award that vest on the applicable vesting date. The Employee shall have no further rights with respect to any Stock Units that are so paid or that are terminated pursuant to Section 8.

8.     Effect of Termination of Employment.   Except as provided in Sections 7.2 or 7.3 of the Plan (which provisions shall equally apply to the Employee’s Award, whether or not the Stock Units are settled under the Plan) or in the Employment Agreement or the CIC Agreement, the Employee’s Stock Units shall terminate to the extent such units have not become vested prior to the date the Employee is no longer employed by the Corporation or one of its Subsidiaries, regardless of the reason for the termination of the Employee’s employment by the Corporation or a Subsidiary, whether with or without cause, voluntarily or involuntarily.  If the Employee is employed by a Subsidiary and that entity ceases to be a Subsidiary, such event shall be deemed to be a termination of employment of the Employee for purposes of this Award Agreement, unless the Employee otherwise continues to be employed by the Corporation or another of its Subsidiaries following such event.  If any Stock Units are terminated hereunder, such unvested terminated Stock Units shall automatically terminate and be cancelled as of the applicable termination date without payment of any consideration by the Company and without any other action by the Employee, or the Employee’s Beneficiary or Personal Representative, as the case may be.

9.     Adjustments Upon Specified Events.   Upon the occurrence of certain events relating to the Corporation’s stock contemplated by Section 7.1 of the Plan (which provisions shall equally apply to the Employee’s Award, whether or not the Stock Units are settled under the Plan), the Committee shall make adjustments if appropriate in the number of Stock Units and the number and kind of securities that may be issued in respect of the Stock Unit Award.  The

Committee may accelerate payment and vesting of the Stock Units in such circumstances as it, in its sole discretion, may determine.

10.   Tax Withholding.   Upon any payment of dividend equivalents and/or the distribution of cash or shares of Common Stock in respect of the Stock Units, the Corporation (or the Subsidiary last employing the Employee) shall have the right at its option to (a) require the Employee to pay or provide for payment in cash of the amount of any taxes that the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution, or (b) deduct from any amount payable to the Employee the amount of any taxes which the Corporation or the Subsidiary may be required to withhold with respect to such payment and/or distribution.  In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Award Agreement, the Committee may, in its sole discretion, direct the Corporation or the Subsidiary to reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued at their then fair market value (as defined in the Plan) to satisfy such withholding obligation.

11.   Notices.   Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Employee at the Employee’s last address reflected on the Corporation’s records, or at such other address as either party may hereafter designate in writing to the other.  Any such notice shall be given only when received, but if the Employee is no longer an employee of the Company, shall be deemed to have been duly given by the Corporation when enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.

12.   Plan.   Whether or not the Stock Units are settled under the Plan, the Employee agrees to be bound by all of the terms and conditions of the provisions of the Plan, incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and conditions of this Agreement and of the Plan, the terms and conditions of the Plan shall govern.  The Employee agrees to be bound by the terms of the Plan and this Agreement.  The Employee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Agreement.  Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Committee do not (and shall not be deemed to) create any rights in the Employee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Committee so conferred by appropriate action of the Committee under the Plan after the date hereof.  Notwithstanding the foregoing or any other provision of this Agreement, Section 7.7 of the Plan shall not be applicable to this Award.

13.   Entire Agreement.   This Agreement, the Plan, the Employment Agreement and the CIC Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan and this Award Agreement may be amended only in the manner provided for pursuant to Section 8.6 of the Plan.  Such amendment must be in writing and signed by the Corporation.  The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Employee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

14.   Limitation on Employee’s Rights.   This Agreement and any participation in the Plan confers no rights or interests other than as herein provided.  This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and shall not be construed as creating a trust.  Neither this Agreement or the Plan nor any underlying program, in and of itself, has any assets.  The Employee shall have only the rights of a general unsecured creditor of the Corporation (or applicable Subsidiary) with respect to amounts credited and benefits payable in cash, if any, with respect to the Stock Units, and rights no greater than the right to receive the Common Stock (or equivalent value) as a general unsecured creditor with respect to Stock Units, as and when payable thereunder.

15.   Counterparts.   This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.   Section Headings.   The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

17.   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF,   the Corporation has caused this Agreement to be executed on its behalf by a duly authorized officer and the Employee has hereunto set his or her hand as of the date and year first above written.

POWER-ONE, INC.		EMPLOYEE
a Delaware corporation

By:	/s/ RANDALL H. HOLLIDAY	/s/ RICHARD J. THOMPSON
Signature

Print Name: RANDALL H. HOLLIDAY		RICHARD J. THOMPSON
Print Name

Title: SECRETARY AND GENERAL COUNSEL

CONSENT OF SPOUSE

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Grantee agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse	Date